DISTRIBUTION AGREEMENT


             THIS AGREEMENT is made as of this ______ day of________, 1998, by and between JohnsonFamily Funds, Inc., a Maryland corporation (the "Corporation"), and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

             WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Act") and is authorized to issue shares of common stock (the "Shares") in separate classes with each such class representing interests in a separate portfolio of securities and other assets;

             WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

             WHEREAS, the Corporation and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the Shares of the Corporation representing the investment portfolios listed on Schedule A hereto and any additional investment portfolios the Corporation and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

             NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

   1.   Appointment of the Distributor.

             The Corporation hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

   2.   Services and Duties of the Distributor.

             2.1 Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Corporation's Board of Directors and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").

             2.2 Distributor may finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. All other expenses in connection with the organization and operation of the Corporation and the Funds shall be the responsibility of the Corporation. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to sell any certain number of Shares of any Fund.

             2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per unit (the "offering price") equal to their net asset value (determined in the manner set forth in the Funds' then current prospectus), plus, except to those classes of persons set forth in the then current prospectus, a sales charge which shall be the percentage of the offering price of such shares as set forth in the Funds' then current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. The excess, if any, of the sales price over the net asset value of the Shares paid by an investor in connection with his or her purchase of Shares shall be retained by the Distributor as a commission for its services hereunder. Concessions to broker/dealers and other persons shall be set forth in either the selling agreements, or if such concessions are described in the Funds' then current prospectus, shall be as so set forth. No broker/dealer or other person who enters into a selling agreement shall be authorized to act as agent for the Funds in connection with the offering or sale of its Shares to the public or otherwise.

             2.4 If any shares sold by the Funds are redeemed or repurchased by the Funds, or by Distributor as agent, or are tendered for redemption, within seven business days after the date of confirmation of the original purchase of said Shares, Distributor shall forfeit the amount above the net asset value received by Distributor in respect of such Shares, provided that the portion, if any, of such amount re-allowed, by Distributor to broker/dealers or other persons shall be repayable to the Funds only to the extent recovered by Distributor from the broker/dealer or other person concerned. Distributor shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Funds or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

             2.5 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and the NASD. Distributor shall provide to the Corporation's Board of Directors, at least quarterly, a report of its expenses incurred pursuant to this Agreement.

   3.   Duties and Representations of the Corporation.

             3.1 The Corporation represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Articles of Incorporation, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Directors and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

             3.2 The Corporation shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with the organization and operation of the Corporation and the Funds including maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Corporation hereunder.

             3.3 The Corporation shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Corporation's officers in connection with the qualification of the Shares for sale in such states as Distributor and the Corporation may approve, shall maintain the registration of a sufficient number or amount of shares thereunder, and shall pay all expenses which may be incurred in connection with such qualification.

             3.4 The Corporation shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Corporation shall furnish Distributor from time to time such information with respect to the Corporation and the Shares as Distributor may reasonably request, and the Corporation warrants that the statements contained in any such information shall be true and correct. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

             3.5 The Corporation represents to Distributor that all registration statements and prospectuses of the Corporation filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Corporation represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation agrees to file timely from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading.

             3.6 The Corporation shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Corporation may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Corporation shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Corporation of a written request from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor requests the Corporation to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Corporation fails to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Corporation without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Corporation's right to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

             3.7 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Corporation's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Corporation shall advise Distributor promptly of such determination.

             3.8 The Corporation agrees to advise the Distributor promptly in writing:

                  (i) of any correspondence or other communication by the Commission or its staff relating to a Fund, including requests by the Commission for amendments to the registration statement or prospectuses, and any correspondence or other communication by the Corporation or its representatives or agents to the Commission or its staff relating to a Fund;

                  (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

                  (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

                  (iv) of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

   4.   Compensation.

             4.1 For the services provided pursuant to this Agreement, and subject to the limitations contained in Section 4.3 below, the Funds will pay to the Distributor a fee (the "Distribution Fee"), payable monthly in arrears, at the annual rate of .05% per annum of each Fund's average daily net assets.

             4.2 In addition to the compensation payable pursuant to Section 4.1, and subject to the limitations contained in Section 4.3 below, the Funds will reimburse the Distributor or pay directly, at the Distributor's discretion, (i) the Distributor's reasonable out-of-pocket expenses incurred in connection with activities primarily intended to result in the sale of Shares including, without limitation, typesetting, printing and distribution of prospectuses and shareholder reports, production, printing and distribution of sales materials and forms, placement of media advertising, engagement of designers, free lance writers and public relation firms, long distance telephone lines, services and charges, postage, overnight delivery charges, storage of inventory, regulatory filing fees and travel, lodging and meals, and (ii) to the extent approved by the Corporation trailing commissions paid by Distributor to dealers or other persons entering into a selling agreement with Distributor or the Corporation.

             4.3 Subject to and calculated in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., if during any annual period the total of (i) the Distribution Fee and out-of-pocket reimbursements under Sections 4.1 and 4.2 to the Distributor, and
   (ii) amounts paid by a Fund which payment was primarily intended to result in the sale of Shares pursuant to the Fund's Rule 12b-1 Plan and which was approved by the Distributor, exceeds 0.25% of a Fund's average daily net assets, the Distributor will rebate that portion of its Distribution Fee and expenses necessary to result in the total of (i) and (ii) above not exceeding 0.25% of the Fund's average daily net assets. The payment of the Distribution Fee and reimbursement of expenditures is authorized pursuant to the Corporation's Distribution Plan under Rule 12b-1 under the 1940 Act and is contingent upon the continued effectiveness of the Corporation's Distribution Plan.

             4.4 Notwithstanding the foregoing, the Distributor shall be entitled to the excess of the sales price over the net asset value of the Shares paid by investors as a commission for its services hereunder.

   5.   Indemnification.

             5.1(a)    The Corporation authorizes Distributor to use any
   prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Corporation shall indemnify, defend and hold the Distributor, and each of its present or former directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of
   Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) which Distributor, each of its present and former directors, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation's obligation to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information relating to the Distributor and furnished to the Corporation or its counsel by Distributor for the purpose of, and used in, the preparation thereof; and provided further that the Corporation's agreement to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any liability to the Corporation or its shareholders to which Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Corporation's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Corporation being notified of such action brought against Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to the Corporation's President, but the failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation's indemnity agreement contained in this
   Section 5.1.

             5.1(b)    The Corporation shall be entitled to participate at
   its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Corporation's indemnification agreement contained in this Section 5.1 and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Corporation agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any of the Shares.

             5.2(a)    Distributor shall indemnify, defend and hold the
   Corporation, and each of its present or former Directors, officers, employees, representatives, and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) which the Corporation, and each of its present or former Directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Corporation's registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. Distributor's agreement to indemnify the Corporation and any of the foregoing indemnitees shall not be deemed to cover any liability to Distributor to which the Corporation would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's Agreement to indemnify the Corporation, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action brought against the Corporation, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Corporation or such person, but the failure so to notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Distributor's indemnity agreement contained in this Section 5.2(a).

             5.2(b)    The Distributor shall be entitled to participate at
   its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Corporation, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Corporation and them. The Distributor's indemnification agreement contained in this Section 5.2 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Corporation's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

   6.   Offering of Shares.

             No Shares shall be offered by either the Distributor or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 6 shall in any way restrict or have an application to or bearing upon the Corporation's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Articles of Incorporation.

   7.   Term.

             7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until ______________, 1999. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Corporation's Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by the Distributor and by a majority of the Corporation's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

             7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than sixty (60) days' written notice, by the Corporation's Board of Directors, by vote of a majority (as defined with respect to voting securities in the 1940 Act) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). In addition, this Agreement may be terminated at any time, without penalty, with respect to a particular Fund by vote of a majority of the members of the Board of Directors who are not interested persons of the Corporation (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Corporation's Service and Distribution Plan or in this Agreement. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

   8.   Miscellaneous.

             8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Corporation recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, Directors, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

             8.2 Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records relative to the Funds and prior, present or potential shareholders of the Corporation (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

             8.3 This Agreement shall be governed by Wisconsin law. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             8.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to Sunstone Distribution Services, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention: Miriam M. Allison, and notice to the Corporation shall be sent to JohnsonFamily Funds, 4041 North Main Street, Racine, Wisconsin 53402, Attention: Joan A. Burke.

             8.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                 JOHNSONFAMILY FUNDS, INC.
                                 (the "Corporation")


                                 By:
                                      President


                                 SUNSTONE DISTRIBUTION SERVICES, LLC
                                 (the "Distributor")


                                 By:
                                      Miriam M. Allison, President

                                   Schedule A
                                     to the
                             Distribution Agreement
                                 by and between
                            JohnsonFamily Funds, Inc.
                                      and
                       Sunstone Distribution Services, LLC


   Name of Funds


   JohnsonFamily Large Cap Equity Fund
   JohnsonFamily Small Cap Equity Fund
   JohnsonFamily International Equity Fund
   JohnsonFamily Intermediate Fixed Income Fund